UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 6)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3359573
(State of incorporation or organization)	(IRS Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	Not Applicable
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission (File No. 001-09618) on June 22, 2012 (the “Original Form 8-A”), by Navistar International Corporation, a Delaware corporation (the “Company”). The Original Form 8-A was previously amended by Amendment No. 1 filed by the Company on October 10, 2012 (“Amendment No. 1”), Amendment No. 2 filed by the Company on October 22, 2012 (“Amendment No. 2”), Amendment No. 3 filed by the Company on June 18, 2013 (“Amendment No. 3”), Amendment No. 4 filed by the Company on July 15, 2013 (“Amendment No. 4”) and Amendment No. 5 filed by the Company on June 23, 2014 (“Amendment No. 5”). The Original Form 8-A, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5, is incorporated herein by reference.

On June 23, 2014, the Company and the Rights Agent, entered into Amendment No. 7 to the Rights Agreement (“Amendment No. 7”). Amendment No. 7 amends and restates the Rights Agreement in its entirety.

The Board of Directors adopted Amendment No. 7 to the Rights Agreement because (i) the Company and certain of its subsidiaries have net operating losses and certain other tax attributes (collectively, “NOLs”) which are valuable for United States federal income tax purposes, (ii) the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) the Board of Directors expects the Amendment No. 7 will enable the Company to better preserve its ability to utilize such NOLs. The Company’s Board of Directors will periodically evaluate the Rights Agreement as amended and restated to determine whether it continues to be in the best interests of the Company and its shareholders.

Amendment No. 7 is an exhibit hereto and is incorporated herein by reference. The description of Amendment No. 7 is incorporated by reference herein to the Company’s Current Report on Form 8-K, dated June 24, 2014 and is qualified in its entirety by reference to Amendment No. 7.

Item 2.	Exhibits.

Exhibit No.	Description

Exhibit 4.1	Rights Agreement by and between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto, and the form of Summary of Rights as Exhibit C thereto) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on June 20, 2012, File No. 001-09618).

Exhibit 4.2	Amendment No. 1 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 10, 2012, File No. 001-9618).

Exhibit 4.3	Amendment No. 2 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.2 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 10, 2012, File No. 001-9618).

Exhibit 4.4	Amendment No. 3 to the Rights Agreement, dated as of October 19, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 22, 2012, File No. 001-9618).

Exhibit 4.5	Amendment No. 4 to the Rights Agreement, dated as of June 17, 2013, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on June 18, 2013, File No. 001-9618).

Exhibit 4.6	Amendment No. 5 to the Rights Agreement, dated as of July 14, 2013, between Navistar International Corporation and Computershare Inc., successor -in-interest to Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on July 17, 2013, File No. 001-9618).

Exhibit 4.7	Amendment No. 6 to the Rights Agreement, dated as of June 17, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on June 23, 2014, File No. 001-9618).

Exhibit 4.8	Amendment No. 7 to the Rights Agreement, dated as of June 23, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.2 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on June 24, 2014, File No. 001-9618).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION

	By:	/s/ Curt A. Kramer
	Name:	Curt A. Kramer
	Title:	Corporate Secretary

Date: June 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Rights Agreement by and between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, as Exhibit A thereto, the form of Rights Certificate as Exhibit B thereto, and the form of Summary of Rights as Exhibit C thereto) (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on June 20, 2012, File No. 001-09618).

Exhibit 4.2	Amendment No. 1 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 10, 2012, File No. 001-9618).

Exhibit 4.3	Amendment No. 2 to the Rights Agreement, effective as of October 5, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.2 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 10, 2012, File No. 001-9618).

Exhibit 4.4	Amendment No. 3 to the Rights Agreement, dated as of October 19, 2012, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on October 22, 2012, File No. 001-9618).

Exhibit 4.5	Amendment No. 4 to the Rights Agreement, dated as of June 17, 2013, between Navistar International Corporation and Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on June 18, 2013, File No. 001-9618).

Exhibit 4.6	Amendment No. 5 to the Rights Agreement, dated as of July 14, 2013, between Navistar International Corporation and Computershare Inc., successor -in-interest to Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on July 17, 2013, File No. 001-9618).

Exhibit 4.7	Amendment No. 6 to the Rights Agreement, dated as of June 17, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on June 23, 2014, File No. 001-9618).

Exhibit 4.8	Amendment No. 7 to the Rights Agreement, dated as of June 23, 2014, between Navistar International Corporation and Computershare Inc., successor-in-interest to Computershare Shareowner Services LLC, as rights agent (incorporated by reference to Exhibit 4.2 to Navistar International Corporation’s Current Report on Form 8-K filed with the SEC on June 24, 2014, File No. 001-9618).